EXHIBIT 7.2

                            AGREEMENT OF JOINT FILING


         Pursuant to Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned persons hereby agree to file with the Securities and Exchange Commission, the Statement on Schedule 13D (the "Statement") to which this Agreement is attached as an exhibit, and agree that such Statement, as so filed, is filed on behalf of each of them.

         This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original, and all of which together shall be deemed to constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement.


Dated: December 10, 1997               THIRD CAPITAL, LLC

                                       By: /s/ Christopher L. Jarratt
                                          --------------------------------------
                                           Christopher L. Jarratt, Chief Manager


                                       PAG CORP.

                                       By: /s/ Christopher L. Jarratt
                                          --------------------------------------
                                           Christopher L. Jarratt, President


                                       PAG PARTNERS, L. P.

                                       By: PAG CORP.
                                          --------------------------------------
                                           Its Sole General Partner

                                           By: /s/ Christopher L. Jarratt
                                              ----------------------------------
                                              Christopher L. Jarratt, President